Exhibit 99.01

WPCS Regains Compliance with NASDAQ Listing Requirements

EXTON, PA - (Marketwired – September 4, 2014) - WPCS International Incorporated (NASDAQ: WPCS) (the “Company”), which specializes in contracting services for communications infrastructure and the development of a digital currency trading platform, today announced that it has received a letter from NASDAQ, dated September 3, 2014, indicating that WPCS has regained compliance with Listing Rule 5550(a)(2), as the closing bid price of the Company’s common stock has been $1.00 per share or greater for the last 10 consecutive business days. Accordingly, NASDAQ has advised that the matter is now closed.

About WPCS International Incorporated

WPCS operates in two business segments: (1) providing communications infrastructure contracting services to the public services, healthcare, energy and corporate enterprise markets worldwide; and (2) developing a digital currency trading platform. For more information, please visit www.wpcs.com, www.btxtrader.com and www.gocelery.com.

Statements about the Company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time. The Company's actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the Company undertakes no obligation to update forward-looking statements.

INVESTOR CONTACT:

Capital Markets Group, LLC

Valter Pinto

PH: (914) 669-0222 or (212) 398-3486

valter@capmarketsgroup.com